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                                                                   Exhibit 23.02

WE ARE INCLUDING IN THIS REPORT, PURSUANT TO RULE 2-02(E) OF REGULATION S-X, A COPY OF THE LATEST SIGNED AND DATED REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS FROM OUR PRIOR INDEPENDENT PUBLIC ACCOUNTANTS, ARTHUR ANDERSEN LLP. THIS REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS WAS PREVIOUSLY ISSUED BY ARTHUR ANDERSEN, FOR FILING WITH OUR ANNUAL REPORT ON FORM 10-K FILED BY CHOICE HOTELS INTERNATIONAL, INC. WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 25, 2002, AND HAS NOT BEEN REISSUED BY ARTHUR ANDERSEN LLP.


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports incorporated by reference in or included in this Form 10-K, into Choice Hotels International, Inc.'s previously filed Registration Statements File No. 333-36819, No. 333-41355, No. 333-41357 and No. 333-67737.

                                         /s/  Arthur Andersen LLP


Vienna, Virginia
March 25, 2002